Exhibit 10.2

Centaur Capital Partners
1460 Main Street Suite 234

Southlake TX 76092

May 29, 2008

American Defense Systems, Inc.

230 Duffy Avenue, Unit C

Hicksville, NY 11801

Attention: Gary Sidorsky, CFO

Reference is made to the Securities Purchase Agreement, dated as of March 7, 2008, by and among American Defense Systems, Inc., a Delaware corporation (the “Company”) and the investors listed on the Schedule of Buyers attached thereto (the “Buyers”) (the “Securities Purchase Agreement”).  Any capitalized term used herein and not defined shall have the meaning assigned to it in the Securities Purchase Agreement.

The Company together with Centaur Value Fund, LP and United Centaur Master Fund, each a Buyer (together “Centaur”), hereby agree that the obligations in the Securities Purchase Agreement for Centaur and the Company to consummate the Additional Closing shall be terminated and Centaur and the Company not shall consummate any Additional Closing.

This letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the law of any jurisdiction other than the State of New York.

On or before 8:30 a.m., New York City time, on the first (1st) Business Day following the date hereof, the Company shall file a Current Report on Form 8-K describing the terms of this letter agreement and attaching a copy of the form of this letter agreement.

Very truly yours,

CENTAUR VALUE FUND, LP

By:
Name:
Title:

UNITED CENTAUR MASTER FUND

By:
Name:
Title:

Agreed to and Accepted by:

AMERICAN DEFENSE SYSTEMS, INC.

By:
Name:
Title: